Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2) ☐

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or	(I.R.S. Employer
organization if not a U.S. national	Identification No.)
bank)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company
Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

Iron Mountain Incorporated

(Exact name of obligor as specified in its charter)

Delaware	23-2588479
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

One Federal Street
Boston, Massachusetts	02110
(Address of principal executive offices)	(Zip code)

Senior Debt Securities
and Guarantees of Senior Debt Securities

(Title of the indenture securities)

Iron Mountain Data Centers, LLC

(Exact name of obligor as specified in its charter)

Delaware	84-1564374
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Iron Mountain Data Centers Services, LLC

(Exact name of obligor as specified in its charter)

Delaware	83-1252975
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Iron Mountain Global LLC

(Exact name of obligor as specified in its charter)

Delaware	04-3545070
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Iron Mountain Global Holdings, Inc.

(Exact name of obligor as specified in its charter)

Delaware	04-3441680
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Iron Mountain Information Management, LLC

(Exact name of obligor as specified in its charter)

Delaware	04-3038590
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Iron Mountain Information Management Services, Inc.

(Exact name of obligor as specified in its charter)

Delaware	61-1701138
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Iron Mountain Intellectual Property Management, Inc.

(Exact name of obligor as specified in its charter)

Delaware	75-1866918
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Iron Mountain Secure Shredding, Inc.

(Exact name of obligor as specified in its charter)

Delaware	80-0880920
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Iron Mountain US Holdings, Inc.

(Exact name of obligor as specified in its charter)

Delaware	36-4750559
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Nettlebed Acquisition Corp.

(Exact name of obligor as specified in its charter)

Delaware	20-0388018
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

One Federal Street
Boston, Massachusetts	02110
(Address of principal executive offices)	(Zip code)

Item 1.         General Information.  Furnish the following information as to the trustee:

(a)                                 Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)                                 Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.         Affiliations with Obligor.  If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.  Foreign Trustee.                              Not applicable.

Item 16.  List of Exhibits.                               List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.                                            A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.                                            A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated January 14, 2015.*

Exhibit 3.                                            A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated January 6, 2014.*

Exhibit 4.                                            Copy of By-laws of the trustee as now in effect.*

Exhibit 5.                                            Not applicable.

Exhibit 6.                                            The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.                                            A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.                                            Not applicable.

Exhibit 9.                                            Not applicable.

*                 Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit to the Filing 305B2 dated March 13, 2015 of file number 333-190926.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta and State of Georgia on the 14th day of February, 2019.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Stefan Victory
Stefan Victory
Vice President

EXHIBIT 6

February 14, 2019

Securities and Exchange Commission

Washington, D.C.  20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Stefan Victory
Stefan Victory
Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business December 31, 2018, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts
		In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$22,427
Interest-bearing balances		149,483
Securities:
Held-to-maturity securities		144,679
Available-for-sale securities		255,037
Equity Securities with readily determinable fair value not held for trading		79

Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		114
Securities purchased under agreements to resell		41,906
Loans and lease financing receivables:
Loans and leases held for sale		7,833
Loans and leases, net of unearned income	923,885
LESS: Allowance for loan and lease losses	9,504
Loans and leases, net of unearned income and allowance		914,381
Trading Assets		40,722
Premises and fixed assets (including capitalized leases)		7,982
Other real estate owned		457
Investments in unconsolidated subsidiaries and associated companies		12,863
Direct and indirect investments in real estate ventures		229
Intangible assets		39,280
Other assets		51,879

Total assets		$1,689,351

LIABILITIES
Deposits:
In domestic offices		$1,282,404
Noninterest-bearing	399,731
Interest-bearing	882,673
In foreign offices, Edge and Agreement subsidiaries, and IBFs		59,567
Noninterest-bearing	1,084
Interest-bearing	58,483
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		6,516
Securities sold under agreements to repurchase		5,959

Dollar Amounts
In Millions

Trading liabilities	11,537
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	115,522
Subordinated notes and debentures	11,751
Other liabilities	30,852

Total liabilities	$1,524,108

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	114,541
Retained earnings	53,527
Accumulated other comprehensive income	-3,686
Other equity capital components	0

Total bank equity capital	164,901
Noncontrolling (minority) interests in consolidated subsidiaries	342

Total equity capital	165,243

Total liabilities, and equity capital	$1,689,351

I, John R. Shrewsberry, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

John R. Shrewsberry
Sr. EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Directors
Enrique Hernandez, Jr
Federico F. Pena
James Quigley